Exhibit 10.2
Form of Agreement
EMPLOYERS HOLDINGS, INC.
EQUITY AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement"), is made effective as of March 15, 2023 (the "Date of Grant"), between Employers Holdings, Inc. (the "Company") and the individual named as the grantee on the signature page hereto (the "Grantee"), pursuant to the Company Equity and Incentive Plan, as amended from time to time (the "Plan"), which is a part of this Agreement. Capitalized terms not defined herein will have the meanings ascribed to such terms in the Plan. To the extent that there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan will govern.
1.Grant of Restricted Stock Units. The Company hereby grants to the Grantee, ________ Restricted Stock Units (the "RSUs"). The RSUs shall be subject to the terms and conditions set forth herein and, to the extent applicable, the Plan.
2.Vesting of Restricted Stock Units.
(a)Subject to subsections 2(b), (c) and (d) below, the RSUs shall become vested as to 25% of the RSUs on March 15, 2024, and as to an additional 25% of the RSUs on each of the first three anniversaries of the first vesting date, provided that the Grantee has been continuously employed by the Company or any Subsidiary thereof through the relevant vesting dates and subject to accelerated vesting as set forth in Section 3 below and Section 7 of the Plan.
(b)Termination of Employment by Reason of Death or Disability. If the Grantee's employment terminates by reason of death or the Grantee's total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee (or its delegate) in its good faith discretion, in accordance with the definition used by the Company’s then current Long Term Disability insurance carrier), then the RSUs shall become fully vested as of such date of termination.
(c)Termination by Reason of Retirement. If the Grantee’s employment terminates by reason of the Grantee’s Retirement (as defined below), then the RSUs shall become fully vested as of the date of such termination. For purposes of this Agreement, “Retirement” shall mean the Grantee’s termination of employment after attaining age 55 and completing 10 years of continuous service with the Company (or any Subsidiary thereof), and provided (i) that the Grantee has given written notice of the Grantee’s intent to retire to the Company (or its designate), no fewer than six months prior to the date that the Grantee terminates employment, in a form satisfactory to the Company (or its designate); and (ii) that such termination of employment constitutes a “separation of employment” within the meaning of Section 409A of the Code (a “Separation of Service”).
(d)Termination of Employment other than by Reason of Death, Retirement or Disability. Subject to Section 3 below, if the Grantee's employment terminates for any reason other than by reason of death, Retirement or the Grantee's total and permanent disability, then all of the Grantee's unvested RSUs shall immediately be forfeited and canceled as of such date without consideration.
3.Change in Control Provisions. In the event of a Change of Control:
(a)If RSUs Are Assumed. If the RSUs are assumed or substituted for in connection with a Change in Control, then, upon the termination of the Grantee’s employment without Cause (as defined in the Plan) or due to a Good Reason Termination (as defined in the Company’s Key Executive Change in Control and Severance Plan) during the 24-month period following such Change in Control, (i) such RSUs shall become fully vested, (ii) any restrictions, payment conditions, and forfeiture conditions applicable to such RSUs shall lapse, and (iii) any performance conditions imposed with respect to such RSUs shall be deemed to be fully achieved.
(b)If RSUs Are Not Assumed. With respect to outstanding RSUs that are not assumed or substituted in connection with a Change in Control, upon the occurrence of the Change in Control (i) such RSUs shall become fully vested, (ii) any restrictions, payment conditions, and forfeiture conditions applicable to any such RSUs shall lapse, and (iii) any performance conditions imposed with respect to such RSUs shall be deemed to be fully achieved. Notwithstanding the foregoing, any settlement or distribution under this Agreement that constitutes an item of “deferred compensation” under Section 409A of the Code, and that becomes payable by reason of such Change in Control shall be made, to the extent necessary to avoid an “additional tax” under Section 409A of the Code, to the Grantee on the earliest of: such date on which settlement or distribution otherwise would have occurred had such RSUs vested in accordance with the fixed vesting schedule specified in Section 2(a) above (i.e., within 30 days of the applicable scheduled vesting date); a termination of the Grantee’s employment that constitutes a Separation from Service, subject to any required delay set forth in Section 4 below; or the death of the Grantee.
(c)Definition of Assumed or Substituted For. For purposes of this Section 3, RSUs shall be considered assumed or substituted for if, following the Change in Control, such RSUs remain subject to the same terms and conditions that were applicable to such units immediately prior to the Change in Control, except that such units confer the right to receive, for each such unit the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of shares of Stock for each share of Stock held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of the outstanding shares). Such assumption or substitution shall comply with the applicable provisions of Section 409A of the Code.
(d)Discretionary Cashout. Notwithstanding any other provision of the Plan or this Agreement, in the event of a Change in Control that constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code, the Committee may, in its discretion, provide that upon the occurrence of such Change in Control, the RSUs shall be cancelled in exchange for a payment in an amount equal to the consideration paid per share of Stock in such Change in Control multiplied by the number of RSUs granted hereunder that had not been settled as of such date. Such payment shall be made within 30 days following such Change in Control; provided, however, that if such payment constitutes an item of “deferred compensation” under Section 409A of the Code, any settlement or distribution under this Agreement that constitutes an item of “deferred compensation” under Section 409A of the Code, and that becomes payable by reason of such Change in Control shall be made, to the extent necessary to avoid an “additional tax” under Section 409A of the Code, to the Grantee on the earliest of: such date on which settlement or distribution otherwise would have occurred had such RSUs vested in accordance with the fixed vesting schedule specified in Section 2(a) above (i.e., within 30 days of the scheduled vesting date); a termination of the Grantee’s employment that constitutes a Separation from Service, subject to any required delay set forth in Section 4 below; or the death of the Grantee.
4.Settlement of RSUs and Section 409A Provisions. Unless otherwise provided in Section 3 above or in the Plan, including, without limitation, by reason of a Change in Control, the RSUs shall be settled in whole shares of Stock (i.e., the Grantee shall receive one share of Stock for each RSU) within 30 days following the date such RSUs become vested, subject to any provision of this Agreement or the Plan that may delay such settlement by reason of Section 409A of the Code. Consistent with the foregoing, no settlement or distribution under this Agreement that constitutes an item of “deferred compensation” under Section 409A of the Code, and that becomes payable by reason of the termination of the Grantee’s employment hereunder shall be made to the Grantee unless and until the termination of the Grantee’s employment constitutes a Separation from Service, and no such settlement or distribution of deferred compensation shall be made to the Grantee prior to the earlier of (a) the expiration of the six month period measured from the date of the Grantee’s Separation from Service, and (b) the date of the Grantee’s death, if (i) the Grantee is deemed at the time of such Separation from Service to be a “specified employee” within the meaning of that term under Section 409A of the Code and (ii) such delayed commencement is otherwise required to avoid an “additional tax” under Section 409A of the Code. All settlements and payments that are delayed pursuant to clause (a) in the immediately preceding sentence shall be paid to the Grantee on the first business day immediately following expiration of such six month period (or if earlier as a result of clause (b) in the immediately preceding sentence, upon the Grantee’s death). Each individual settlement or payment under this Agreement shall be a “separate payment” for purposes of Section 409A of the Code. Any payments under this Agreement that satisfy the requirements of the “short-term deferral” rule under Treasury Regulation Section 1.409A-1(b)(4), or that qualify as payments made as a result of an involuntary separation from service under Treasury Regulation Section 1.409A-1(b)(9)(iii) that is within the limit set forth thereunder (and, for clarity, otherwise have no other applicable feature of deferral), will not constitute “deferred compensation” under Section 409A of the Code for purposes of this Section 4.
5.No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Grantee the right to continue in the employ or service of the Company or any Subsidiary thereof or to be entitled to any remuneration or benefits not set forth in the Plan, this Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Nor does this Agreement constitute an employment contract.
6.Legend on Certificates. The certificates representing the whole shares of Stock issued in settlement of the RSUs that are delivered to the Grantee pursuant to Section 4 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Stock are listed, any applicable federal or state laws or the Company's Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
7.Transferability. An RSU may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary thereof; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
8.Tax Withholding. The Company shall have the power and the right to deduct or withhold from the grant of RSUs, or require the Grantee or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. Without limiting the foregoing, the Company shall be entitled to require, as a condition of delivery of the shares of Stock in settlement of the RSUs, that the Grantee agree to remit an amount in cash sufficient to satisfy all then current and/or estimated future federal, state and local withholding, and other taxes relating thereto. Payment of any dividend equivalents will be net of such federal, state, and local withholding taxes.
9.Securities Laws. Upon the acquisition of any shares of Stock pursuant to the settlement of the RSUs, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
10.Notices. Any notice under this Agreement shall be addressed to the Company in care of the Chief Legal Officer, addressed to the principal executive office of the Company and to the Grantee at the address last appearing in the records of the Company for the Grantee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.
12.Acknowledgement. By entering into this Agreement the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan.
13.No Stockholder Rights. Subject to Section 14 below, the Grantee shall have no rights of a stockholder of the Company with respect to the RSUs, including, but not limited to, the rights to vote until the date of issuance of a stock certificate for such shares of Stock.
14.Dividend Equivalents. The Grantee shall be credited with a dividend equivalent for each dividend or distribution made prior to each vesting date with respect to the shares of Stock covered by then-outstanding RSUs. The amount of each dividend equivalent shall be equal to the amount of the applicable dividend or distribution. The dividend equivalents shall be subject to the same terms and conditions, and shall be paid in cash (without interest) if and when the underlying RSU is paid. However, if the underlying RSU does not vest or is forfeited, any dividend equivalents with respect to the underlying RSU will also fail to vest and will be forfeited.
15.Repayment Upon Restatement; Clawbacks Generally. In the event the Company is required to restate any of its financial statements, the Company may (i) require the Grantee to repay to the Company the aggregate Fair Market Value of any RSUs that were settled or any dividend equivalents that were paid or (ii) cancel any outstanding RSUs or any dividend equivalents. In addition, the RSUs shall be subject to such other repayment, clawback or similar provisions as may be required by the terms of the Plan or applicable law or applicable policy in effect from time to time.
16. Section 409A Compliance. It is intended that this Agreement shall be exempt from, or otherwise comply with, the provisions of Section 409A of the Code so as not to subject the Grantee to the payment of additional taxes or interest under Section 409A of the Code. In furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions, and to the extent that any regulations or other guidance issued under Section 409A of the Code would result in the Grantee being subject to payment of additional income taxes or interest under Section 409A of the Code, the Grantee and the Company agree to amend this Agreement to the extent feasible to avoid the application of such taxes or interest under Section 409A of the Code.

17.Amendment. This Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument duly executed by both parties.
18.Electronic Signature and Delivery: This Agreement may be accepted by return signature or by electronic signature or confirmation. By accepting this Agreement, the Grantee consents to any electronic form of signature or confirmation, and to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules.
19.Entire Agreement. This Agreement (and the other writings incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.
20.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.
EMPLOYERS HOLDINGS, INC.

By: ______________________
Katherine H. Antonello
                             President and Chief Executive Officer
GRANTEE

                             _______________________
                                Insert name of Grantee